FORM OF

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                         THE DREYFUS/LAUREL FUNDS, INC.

      The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended ("Articles of Incorporation"), the Board has heretofore duly designated, in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billion (25,000,000,000) shares of capital stock, par value $.001 per share, amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board among the series of the Corporation as follows:

Dreyfus Money Market Reserves, Class R (2 billion shares) Dreyfus Money Market Reserves, Investor Class (2 billion shares) Dreyfus U.S. Treasury Reserves, Class R (1 billion shares) Dreyfus U.S. Treasury Reserves, Investor Class (1 billion shares) Dreyfus Municipal Reserves, Class R (1 billion shares) Dreyfus Municipal Reserves, Investor Class (1 billion shares) Dreyfus Institutional Government Money Market Fund (2 billion shares) Dreyfus Institutional Prime Money Market Fund (2 billion shares) Dreyfus Institutional U.S. Treasury Money Market Fund (2 billion shares) Dreyfus Premier Balanced Fund, Class R (50 million shares) Dreyfus Premier Balanced Fund, Class A (50 million shares) Dreyfus Premier Balanced Fund, Class B (50 million shares) Dreyfus Premier Balanced Fund, Class C (50 million shares) Dreyfus Bond Market Index Fund, BASIC Class (100 million shares) Dreyfus Bond Market Index Fund, Investor Class (50 million shares) Dreyfus Premier Limited Term Income Fund, Class R (100 million shares) Dreyfus Premier Limited Term Income Fund, Class A (50 million shares) Dreyfus Premier Limited Term Income Fund, Class B (50 million shares) Dreyfus Premier Limited Term Income Fund, Class C (50 million shares) Dreyfus Premier Large Company Stock Fund, Class R (30 million shares) Dreyfus Premier Large Company Stock Fund, Class A (20 million shares) Dreyfus Premier Large Company Stock Fund, Class B (100 million shares) Dreyfus Premier Large Company Stock Fund, Class C (100 million shares) Dreyfus Premier Midcap Stock Fund, Class R (66 million shares) Dreyfus Premier Midcap Stock Fund, Class A (22 million shares) Dreyfus Premier Midcap Stock Fund, Class B (100 million shares) Dreyfus Premier Midcap Stock Fund, Class C (100 million shares) Dreyfus Premier Small Company Stock Fund, Class R (41 million shares) Dreyfus Premier Small Company Stock Fund, Class A (27 million shares) Dreyfus Premier Small Company Stock Fund, Class B (50 million shares) Dreyfus Premier Small Company Stock Fund, Class C (50 million shares) Dreyfus Disciplined Stock Fund (245 million shares) Dreyfus BASIC S&P 500 Stock Index Fund (150 million shares) Dreyfus Premier Small Cap Value Fund, Class R (100 million shares) Dreyfus Premier Small Cap Value Fund, Class A (100 million shares) Dreyfus Premier Small Cap Value Fund, Class B (100 million shares) Dreyfus Premier Small Cap Value Fund, Class C (100 million shares) Dreyfus Premier Tax Managed Growth Fund, Class A (100 million shares) Dreyfus Premier Tax Managed Growth Fund, Class B (100 million shares) Dreyfus Premier Tax Managed Growth Fund, Class C (100 million shares) Dreyfus Premier Tax Managed Growth Fund, Class T (100 million shares) Dreyfus Premier Core Equity Fund, Class A (100 million shares)

      SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation, the Board, in accordance with Sections 2-105 (including 2-105(c)), 2-208 and 208.1 of the Maryland General Corporation Law, establishes and designates the following Classes of the Series below, effective April 15, 2002:

      Dreyfus Premier Core Equity Fund, Class B
            (100 million shares)
      Dreyfus Premier Core Equity Fund, Class C
            (100 million shares)
      Dreyfus Premier Core Equity Fund, Class R
            (100 million shares)
      Dreyfus Premier Core Equity Fund, Class T
            (100 million shares)

      THIRD: The aggregate number of shares of all Classes and Series of capital stock of the Corporation remains twenty-five billion (25,000,000,000), the par value per share remains $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). Except as provided in the foregoing Article SECOND of these Articles Supplementary, the designation and aggregate number of shares of capital stock of each Series and Class that the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All authorized shares not designated or classified above remain available for future designation and classification by the Board.

      The Corporation's Class A, Class B, Class C, Class R and Class T Common Stock shall have, respectively, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Articles FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation generally, subject to the following:

      (1) Assets of the Corporation attributable to the Class A, Class B, Class C, Class R and Class T Common Stock of a given Series of the Corporation shall be invested in the same investment portfolio of such Series of the Corporation.

      (2) The proceeds of the redemption of a share of Class B and Class C shares of Common Stock (including a fractional share) to be paid to the holder of the share of Class B Common Stock or Class C Common Stock, as the case may be, shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share of Class B or Class C Common Stock.

      (3)(a)(i) Each share of Class B Common Stock of a given Series of the Corporation, other than shares described in subparagraph (3)(a)(ii), shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock of such Series on the date that is the first Corporation business day of the month in which the sixth anniversary date of the date of original issuance of the share falls or such other date as determined by the Board of Directors (the "Conversion Date"). With respect to shares of Class B Common Stock issued in an exchange or series of exchanges for shares of capital stock of another investment company pursuant to an exchange privilege granted by the Corporation (an "Eligible Fund"), other than for shares of such capital stock purchased through the automatic reinvestment of a dividend or a distribution with respect to such capital stock, the date of original issuance of the shares of Class B Common Stock for purposes of the first sentence of this subparagraph 3(a)(i) shall, if the terms of the exchange privilege granted by the Corporation so provide, be the date of issuance of the original shares of capital stock of such Eligible Fund, or the first Eligible Fund in the event of a series of exchanges.

            (ii) Each share of Class B Common Stock (A) purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, or (B) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an Eligible Fund shall be segregated in a separate subaccount on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the subaccount of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's subaccount so converted shall bear the same relation to the total number of shares maintained in the subaccount on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to subparagraph (3)(a)(i) hereof bears to the total number of shares on the Conversion Date (immediately prior to the conversion) of the Class B Common Stock of the holder after subtracting the shares then maintained in the holder's subaccount.

        (b) The number of shares of Class A Common Stock into which a share of Class B Common Stock is converted pursuant to subparagraph (3)(a) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemption thereof on the Conversion Date.

              (c) On the Conversion Date, the shares of Class B Common Stock converted into shares of Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and any declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of Class A Common Stock resulting from the conversion need not be issued until certificates representing the shares of Class B Common Stock, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

              (d) The automatic conversion of the Class B Common Stock into Class A Common Stock as set forth in subparagraphs (3)(a) and (b) hereof may be suspended by action of the Board of Directors at any time that the Board of Directors determines (a) that there is not available a reasonably satisfactory ruling of the Internal Revenue Service and/or opinion of counsel to the effect that (x) the payment of different dividends with respect to the Class A Common Stock and the Class B Common Stock does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Class B Common Stock does not constitute a taxable event under the federal income tax law, or (b) that any other condition to conversion set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, is not satisfied.

              (e) The automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock as set forth in subparagraphs (3)(a) and (b) hereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of, the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by holders of the Class B Common Stock on any plan with respect to the Class A Common Stock proposed under the Rule 12b-1 of the Investment Company Act of 1940, as amended, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B Common Stock with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

      FOURTH:  The  Corporation is registered with the Securities and Exchange
      ------
Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

      FIFTH: These Articles Supplementary were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-105(a)(12) and Section 2-605 of the Maryland General Corporate Law to be made without action by the stockholders of the Corporation.

      IN WITNESS WHEREOF, the undersigned hereby executes these Articles Supplementary on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

DATED:  _____ ___, 2002             THE DREYFUS/LAUREL FUNDS, INC.


                                    By:   _____________________________
                                    Name: _____________________________
                                    Title:____________________________


                                    Attest:_____________________________
                                    Name:  _____________________________
                                    Title: _____________________________